Exhibit 99.1

MAX RE RECEIVES IRISH INSURANCE AUTHORIZATION

Hamilton, Bermuda, Tuesday, July 15, 2003. Max Insurance Europe Limited (“Max Insurance”), a subsidiary of Max Re Capital Ltd. (NASDAQ: MXRE, BSX: MXRE BH), has received authorization to conduct non-life insurance business in Ireland from the Irish Financial Services Regulatory Authority (IFRSA). Max Insurance intends to write excess casualty and professional lines business for corporate risk management accounts and will market its capabilities through professional international business intermediaries.

Max Insurance is in the process of building its platform in Dublin and is headed by John Boylan as Chief Underwriting Officer. He is supported by Colin Shaw and Joseph O’Dea as Underwriting Managers for the Casualty and Professional Lines operations, respectively. Walker Rainey also recently joined Max Insurance as Chief Financial Officer.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance and Max Re Europe Limited, offers customized risk financing solutions to life and health insurers, property and casualty insurers, and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm